Exhibit 99.1

PRESS RELEASE

CONTACTS: Kevin Waldman 201-242-3799	David Foy 203-458-5850

TRANZACT RECEIVES MAJORITY INVESTMENT FROM
WHITE MOUNTAINS
FORT LEE, NEW JERSEY and HAMILTON, BERMUDA – October 13, 2014 – TRANZACT and White Mountains Insurance Group, Ltd. (NYSE: WTM) (“White Mountains”) announced today that White Mountains has made a majority investment in TRANZACT, a leading provider of end-to-end customer acquisition solutions to the insurance sector. White Mountains acquired approximately 63% of TRANZACT for a purchase price of $178 million, representing an enterprise value of approximately $280 million. Immediately following the closing, TRANZACT completed a recapitalization that allowed for the return of $44 million in capital to White Mountains. Prior to the transaction, TRANZACT was a portfolio company of Veronis Suhler Stevenson (VSS) and Ares Management, L.P. VSS was the majority owner of TRANZACT.

TRANZACT provides end-to-end, performance-driven customer acquisition solutions to leading insurance carriers and today is a market leader in the direct-to-consumer distribution of insurance products. The company serves the health, life, auto, and home insurance segments and reaches millions of consumers each week. TRANZACT employs a scalable sales force currently comprised of more than 700 licensed insurance agents.

“Our team is excited and committed to extending our track record of market leadership and unparalleled execution in direct-to-consumer insurance solutions. VSS and Ares have been strong, supportive partners to TRANZACT over the years. We very much look forward to continuing our growth trajectory with White Mountains in the years to come,” said David Graf, CEO of TRANZACT.

“TRANZACT is uniquely positioned to help insurance companies reach consumers. We at White Mountains are excited to partner with the TRANZACT management team to help them execute on their vision,” said Ray Barrette, Chairman and CEO of White Mountains.

Based in Fort Lee, NJ, TRANZACT’s revenue streams are derived from a brand-focused business model that supports the direct-to-consumer distribution capabilities of large insurance companies as well as marketplaces, such as medicaresupplement.com and autoinsurance.com, where consumers can shop for their insurance needs.

Petsky Prunier Securities LLC acted as financial advisor to TRANZACT, while Lowenstein Sandler LLP provided legal advice. Cravath, Swaine & Moore LLP acted as legal advisor to White Mountains.

About TRANZACT
Based in Fort Lee, NJ, TRANZACT is a market leader in providing end-to-end customer acquisition solutions to the insurance sector. TRANZACT leverages and integrates sophisticated digital, data and direct marketing solutions to deliver qualified leads, fully-provisioned sales and robust customer management systems to brands seeking to acquire and manage large numbers of customers. TRANZACT has approximately 1,100 employees, of which more than 700 are licensed insurance agents across the health, life, auto and home insurance segments. TRANZACT owns and operates several consumer-facing websites including AutoInsurance.com and DirectHealth.com.

About White Mountains Insurance Group, Ltd.
White Mountains Insurance Group, Ltd. is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available on the company’s website at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
The information contained in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this press release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains:

•	changes in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	the risks associated with Item 1A of White Mountains’ 2013 Annual Report on Form 10-K;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and

•	other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.